Exhibit 9(a)


                       TRANSFER AGENT SERVICES AGREEMENT

     This agreement, dated as of the 20th day of September, 1996, made by and between The Torray Corporation, (Torray), a corporation duly organized under the laws of the State of Maryland and FPS Services, Inc. ("FPS"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:

     WHEREAS, Torray desires to retain FPS to perform share transfer agency, redemption and dividend disbursing services as set forth in this Agreement and in Schedule "A" attached hereto, and to perform certain other functions in connection with these duties; and

     WHEREAS, FPS is registered with the Securities and Exchange Commission as a Transfer Agent as required under Section 17A(c) of the Securities Exchange Act of 1934, as amended (the Exchange Act); and

     WHEREAS, the Torray Fund (the Fund) is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the
Act); and

     WHEREAS, Torray is responsible for the provision of transfer agency and shareholder services pursuant to an agreement between Torray and the Fund dated as of November 16, 1990; and

     WHEREAS, FPS is willing to serve in such capacity and perform such functions upon the terms and conditions set forth below; and

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and in exchange of good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

     Section 1 The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context otherwise requires.

     Shareholders shall mean the registered owners of the shares of the Series in accordance with the share registry records maintained by FPS for Torray.

     Shares shall mean the issued and outstanding shares of the Series.

     Signature Guarantee shall mean the guarantee of signatures by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Exchange Act. Eligible guarantor


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institutions include banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. Broker-dealers guaranteeing signatures must be members of a clearing corporation or maintain net capital of at least $100,000. Signature guarantees will be accepted from any eligible guarantor institution which participates in a signature guarantee program.

     Oral Instruction shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to FPS in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons reasonably identified to FPS to be a person or persons so authorized by a resolution of the Board of Trustees of the Fund or the Board of Directors of Torray to give Oral Instructions to Fund/Plan.

     Written Instruction shall mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to FPS in an original writing containing an original signature or a copy of such document transmitted by telecopy including transmission of such signature reasonably identified to FPS to be the signature of a person or persons so authorized by a resolution of the Board of Trustees of the Fund or the Board of Directors of Torray to give Written Instructions to FPS.

     Appointment as Agent Torray hereby appoints FPS, as the agent of Torray, to provide transfer agent and shareholder services for the benefit of the Fund, subject to the supervision of the Board of Directors of Torray and the Board of Trustees of the Fund for the period and on the terms set forth in this Agreement. Torray may appoint FPS as shareholder services and transfer agent for any additional Series which, from time to time, may be added to the Fund.

     FPS accepts such appointment and agrees to furnish the services herein set forth in return for compensation as provided in Section 22 of this Agreement and Schedule B hereto.

     Representations and Warranties

     FPS represents and warrants that:


       - it is a corporation duly organized and existing and in good standing under the laws of Delaware;

       - it is empowered under applicable laws and by its Certificate of Incorporation and By-Laws to enter into and perform this Agreement;

       - all requisite corporate proceedings have been taken to authorize FPS to enter


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          into and perform this Agreement;

       - it has and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

       - no legal or administrative proceeding have been instituted or threatened which would impair FPS's ability to perform its duties and obligations under this Agreement;

       - its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of FPS or any law or regulation applicable to it;

       - it is registered as a transfer agent under Section 17A(c)(2) of the Exchange Act;

       - this Agreement has been duly authorized by FPS, and when executed and delivered, will constitute valid, legal and binding obligation of FPS, enforceable in accordance with its terms.

     Torray represents and warrants that:

       - it is a corporation duly organized and existing and in good standing under the laws of the State of Maryland;

       - it is empowered under applicable laws and by its Certificate of Incorporation and By-Laws to enter into and perform this Agreement;

       - all requisite corporate proceedings have been taken to authorize Torray to enter into and perform this Agreement;

       - no legal or administrative proceedings have been instituted or threatened which would impair Torray's ability to perform its duties and obligations under this Agreement;

       - Torray's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligations of Torray or the Fund, or any law or regulation applicable to either;

       - the shares of the Fund are registered or otherwise authorized for issuance and sale;

       - this Agreement has been duly authorized by Torray and, when executed and delivered, will constitute valid, legal and binding obligation of Torray, enforceable in accordance with its terms.


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     Delivery of Documents

     Torray will furnish or cause to be furnished to FPS the following documents;

       -  the Fund's current Prospectus and Statement of Additional Information;

       - copies of the Management Contract between the Fund and Torray dated as of November 16, 1990;

       - copies of the Transfer Agency and Shareholder Servicing Agreement between the Fund and Torray dated as of November 16, 1990;

       -  The Fund's most recent Annual Report;

       - the Fund's most recent Semi-Annual Report for registered investment companies on Form N-SAR;

       - resolutions of Torray's Board of Directors and the Fund's Board of Trustees authorizing the execution of Written Instructions or the transmittal of Oral Instructions.

Reports and Records

     FPS agrees to furnish to Torray, the Fund, and to their properly authorized auditors, investment advisers, examiners, distributors, dealers, underwriters, salesmen, insurance companies and other designated by Torray or the Fund such report at such times as are prescribed in Schedule "A" attached hereto, or as subsequently agreed upon by the parties pursuant to an amendment to Schedule "A". FPS also agrees that, on the request of Torray or the Fund, FPS will make available copies of all records maintained by FPS as may reasonable be requested by Torray or the fund to ensure compliance with this Agreement and applicable law. FPS agrees that such records will be made available to the Securities and Exchange Commission in accordance with the requirements of Rule 17Ad-7(g) under the Exchange Act.

Ownership
     All records and other data created and maintained by FPS pursuant to this Agreement and Schedule "A" are the exclusive property of the Fund and all such records and other data will be furnished to the Fund as soon as practicable after termination of this Agreement for any reason.

     All services provided by FPS on behalf of Torray for the benefit of the Fund are subject to the control, direction, and supervision of the Board of Directors of Torray and the Board of Trustees of the Fund and must be in compliance with the objectives, policies and



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limitations set forth in the Fund's registration statement, Declaration and
By-Laws, applicable laws and regulations and all resolutions and policies implemented by the Board of Trustees of the Fund. FPS will immediately advise Torray and the Fund in writing of any discrepancies, errors or inaccuracies in the records, accounts and documents maintained by FPS pursuant to this Agreement.

     For all purposes under this Agreement, FPS is authorized to act upon receipt of the first of any Written or Oral Instruction it receives from the Fund, Torray or their agents. In cases where the first instruction is an Oral Instruction that is not in the form of a document or written record, confirmatory Written Instruction or Oral Instruction in the form of a document or written record shall be delivered, and in cases where FPS receives an Instruction, whether Written or Oral, to enter a portfolio transaction on the records, the Fund shall cause the broker/dealer executing such transaction to send a written confirmation to the Custodian. FPS shall be entitled to rely on the first Instruction received, and for any act or omission undertaken in compliance therewith shall be free of liability and fully indemnified and held harmless by Torray, provided however, that in the event a Written or Oral Instruction received by FPS is countermanded by a timely received subsequent written or Oral Instruction prior to acting upon such countermanded Instruction, FPS shall act upon such subsequent Written or Oral Instruction. The sole obligation of FPS with respect to any follow-up or confirmatory Written Instruction, Oral Instruction in documentary or written form, shall be to make reasonable efforts to detect any such discrepancy between the original Instruction and such confirmation and to report such discrepancy to the Fund and Torray. Torray shall be responsible, at Torray's expense, for taking any action, including any reprocessing, necessary to correct any discrepancy or error. To the extent such action requires FPS to act, the Fund or Torray shall give FPS specific Written Instruction as to the action required.


                            TRANSFER AGENCY SERVICES

     Section 2. FPS shall make original issues of Shares in accordance with this Agreement and with Torray's Prospectus and Statement of Additional Information then in effect, upon the written request of Torray, and upon being furnished with (i) a certified copy of a resolution or resolutions of the Board of Trustees of Torray authorizing such issue; (ii) an opinion of


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counsel as to the validity of such Shares; and (iii) necessary funds for the payment of any original issue tax applicable to such Shares.

     Section 3. Transfers of Shares shall be registered and new Shares issued by FPS upon redemption of outstanding Shares, (i) in the form deemed by FPS to be properly endorsed for transfer, (ii) with all necessary endorser's signatures guaranteed pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, and accompanied by, (iii) such assurances as FPS shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement, and (iv) satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes.

     Section 4. In registering transfers, FPS may rely upon the applicable commercial code or any other applicable law which, in the written opinion of counsel (a copy of which shall previously have been furnished to Torray and the Fund), protect FPS, Torray and the Fund in not requiring complete documentation, in registering transfer without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration where in its judgment an adverse claim requires such refusal.

     Section 5. With respect to confirmed trades received by FPS from a registered representative of an NASD member, FPS shall periodically notify Torray of the current status of outstanding confirmed trades. FPS is authorized to cancel confirmed trades which have been outstanding for thirty
(30) days. Upon such cancellation, FPS shall instruct the accounting agent to adjust the books of Torray accordingly. FPS will not accept telephone purchases directly from shareholders.

     Section 6. FPS will maintain stock registry records in the usual form in which it will note the issuance, transfer and redemption of Shares. FPS is responsible to provide reports of Share purchases, redemptions, and total Shares outstanding on the next business day after each net asset valuation. FPS is authorized to keep records, which will be part of the stock transfer records, in which it will note the names and registered address of Share-holders and the number of Shares and fractions thereof owned by them.

     Section 7. In addition to the duties and functions above-mentioned, FPS will perform the usual duties and functions of a stock transfer agent for an investment company as listed in Schedule "A" attached hereto. FPS may rely conclusively and act without further investigation upon any list, instruction, certification, authorization or other instrument or paper


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reasonably believed by FPS in good faith, to be genuine and unaltered, and to have been signed, countersigned, or executed by duly authorized person or persons, or upon the instructions of any officer of Torray or the Fund, or upon the advice of counsel for Torray, the Fund or FPS. FPS may record any transfer of Shares which it reasonably believes to have been duly authorized or may refuse to record any transfer of Shares if in good faith FPS deems such refusal necessary in order to avoid any liability either of Torray, the Fund or FPS. Torray agrees to indemnify and hold harmless FPS from and against any and all losses, costs, claims, and liability which it may suffer or incur by reason of such reliance or acting or refusing to act. FPS shall maintain and reconcile all operating bank accounts necessary to facilitate all transfer agency processes; including, but not limited to, distribution disbursements, redemptions and payment clearance accounts.

     Section 8. In the event of any request or demand for the inspection of the Share records is received, FPS shall use its best efforts to notify
Torray and to secure instructions as to permitting or refusing such inspection. FPS may, however, exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

     FPS, Torray and the Fund may from time to time adopt such procedures as agreed upon in writing, and FPS may conclusively assume that any procedure approved by Torray or the Fund or directed by Torray or the Fund, does not conflict with or violate any requirements of the Fund's Prospectus, Statement of Additional Information, Fund Instrument or any rule or regulation of any regulatory body or governmental agency.

                               ISSUANCE OF SHARES

     Section 9. Prior to the daily determination of net asset value in accordance with the Series' Prospectus and Statement of Additional Information, FPS shall process all purchase orders received since the last determination of the net asset value.

     FPS shall calculate daily the amount available for investment in Shares at the net asset value determined by the pricing agent as of the close of regular trading on the New York Stock Exchange, the number of Shares and fractional Shares to be purchased and the net asset value to be deposited with Torray's custodian bank (the "Custodian"). FPS shall place a purchase order daily for the proper number of Shares and fractional Shares to be purchased and confirm such number to Torray, in writing.